EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

         The undersigned hereby certify that pursuant to the provisions of 18 U.S.C. 1350(a), the Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (the “Form 10-Q”) of Hearst-Argyle Television, Inc., a Delaware corporation (the “Company”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company at and for the periods indicated.

 Dated: April 29, 2004

By: /s/ DAVID J. BARRETT
Name: David J. Barrett
Title: President and Chief Executive Officer

By: /s/ HARRY T. HAWKS
Name: Harry T. Hawks
Title: Executive Vice President and Chief Financial Officer